Exhibit 3.1

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

HUGE AMOUNT GROUP LIMITED

Auth Code: D17043463577 www.verify.gov.ky

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

HUGE AMOUNT GROUP LIMITED

1.	The name of the Company is HUGE AMOUNT GROUP LIMITED.

2.	The registered office of the Company shall be at the offices of Tricor Services (Cayman Islands) Limited, Third Floor, Century Yard, Cricket Square, P.O. Box 902, Grand Cayman, KY1-1103, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to exercise all the functions of a natural person of full capacity.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member's Shares.

5.	The share capital of the Company is US$50,000.00 divided into 50,000 Shares of a par value of US$1.00 each.

6.	The Company has the power to register by way of continuation outside of the Cayman Islands in accordance with the Companies Act and to de-register as an exempted company in the Cayman Islands.

7.	Capitalised terms that are not defined in this Memorandum of Association have the same meaning as those given in the Articles of Association of the Company.

8.	The nature of the Company business is Equity Holding Company.

9.	The date of the Company’s financial year end is 31 December.

Auth Code: D17043463577 www.verify.gov.ky

We, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum of Association, and we agree to take the number of Shares shown opposite our name.

DATED: 21 July 2023

Name and address of Subscriber	Number of Shares taken by Subscriber

One Share

for and on behalf of

Tricor Services (Cayman Islands) Limited

Third Floor,

Century Yard,

Cricket Square,

P.O. Box 902,

Grand Cayman, KY1-1103,

Cayman Islands

acting by:

Name:	Sustjie Kirkman
Title:	Authorised Signatory

Martina Ebanks
Witness to the above signature

Auth Code: D17043463577 www.verify.gov.ky